Exhibit 99.1

JAMES ZELTER AND PATRICK DALTON APPOINTED TO NEW POSITIONS

NEW YORK — November 24, 2008 — John Hannan, Chairman and Chief Executive Officer of Apollo Investment Corporation (NASDAQ: AINV) (the “Corporation”), today announced that James Zelter, currently President and Chief Operating Officer of the Corporation will become Chief Executive Officer of the Corporation replacing him in that position. Additionally, he reported that Mr. Zelter has been appointed to serve as a Director of the Board of Directors (the “Board”). He further announced that Patrick Dalton, currently Executive Vice President of the Corporation, will replace Mr. Zelter as President and Chief Operating Officer. Mr. Hannan also announced that he will continue to serve as Chairman of the Board.

“I am pleased to announce these appointments since Jim and Patrick have been important drivers of Apollo Investment Corporation’s strong performance,” said John Hannan.

About Apollo Investment Corporation

Apollo Investment Corporation, or the Company, is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s portfolio is principally invested in middle-market private companies. The Company invests primarily in mezzanine and senior secured loans and equity of portfolio companies in furtherance of its business plan. From time to time, the Company invests in public companies. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, (212) 515-3488